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EXHIBIT (J)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
BB&T Variable Insurance Funds:
We consent to the use of our report dated February 11, 2005 for the BB&T Variable Insurance Funds, incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information.

Columbus, Ohio
April 28, 2005